SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

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Dell Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 14, 2013, Carl C. Icahn and affiliated entities distributed the biographies for each of Carl C. Icahn, Harry Debes, Dr. Rajendra Singh, Gary Meyers, Daniel Ninivaggi and Jonathan Christodoro (the “Icahn Nominees”).  On May 13, 2013, Mr. Icahn and affiliated entities delivered a notice of nomination for each of the Icahn Nominees to the Board of Directors of Dell Inc. at the 2013 Annual Meeting of Shareholders.  A copy of the Icahn Nominees’ biographies is attached as Exhibit A hereto.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELL INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY CARL C. ICAHN AND HIS AFFILIATES ON MAY 10, 2013 (THE “ICAHN SCHEDULE 13D”) AND THE SCHEDULE 13D FILED BY SOUTHEASTERN ASSET MANAGEMENT, INC. AND ITS AFFILIATES ON FEBRUARY 8, 2013 (THE “SOUTHEASTERN SCHEDULE 13D”). EXCEPT AS OTHERWISE DISCLOSED IN THE ICAHN SCHEDULE 13D AND THE SOUTHEASTERN SCHEDULE 13D, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE ICAHN SCHEDULE 13D AND THE SOUTHEASTERN SCHEDULE 13D.

EXHIBIT A

Carl C. Icahn

Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. From November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion). Mr. Icahn has been: chairman of the board of CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; chairman of the board of CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, since June 2012; chairman of the board of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; a director of Federal−Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007, and the non-executive chairman of the board of Federal-Mogul since January 2008; President and a member of the executive committee of XO Holdings, a competitive provider of telecom services, since September 2011, and chairman of the board and a director of its predecessors since January 2003; and chairman of the board and a director of American Railcar Industries, Inc., a railcar manufacturing company, since 1994. Mr. Icahn was previously: a director of WestPoint Home LLC, a home textiles manufacturer, from October 2005 until December 2011; a director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies, from July 1993 to July 2010; a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment, from May 2005 to January 2010; a director of Motricity Inc., a mobile data services provider, from April 2008 to January 2010; a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide, from August 2008 to October 2009; a director of WCI Communities, Inc., a homebuilding company, from August 2007 to September 2009, and was chairman of the board of WCI from September 2007 to September 2009; a director of ImClone Systems Incorporated, a biopharmaceutical company, from September 2006 to November 2008, and was chairman of the board of ImClone from October 2006 to November 2008; chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the former owner and operator of The Sands Hotel and Casino in Atlantic City, from September 2000 to February 2007; chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005; and the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, Nevada, which, until February 2008, was a subsidiary of Icahn Enterprises, from October 1998 to May 2004. Mr. Icahn received his B.A. from Princeton University.

Harry Debes

Mr. Debes is a proven executive and former public company CEO with 33 years of experience in the software and technology industry.  From 2005 to 2011 he was CEO of Lawson software and led the company through unprecedented growth, organically and through mergers and acquisitions, until it was eventually sold to Infor / Golden Gate in July 2011.   Before Lawson he was CEO of SPL WorldGroup where he dramatically improved performance and the company was eventually sold to Oracle.  Before that he had various executive positions including Senior VP of Americas for JD Edwards, President of Geac Enterprise Solutions, Managing Director of Geac Asia-Pacific, CEO and founder of Columbus Systems (a company he founded and eventually sold to a VC firm).  He started his career with IBM as a marketing representative. Mr. Debes has worked and lived overseas for half of his career. He holds a BA in History and an MBA in Accounting.  Currently, Mr. Debes works part-time for private equity firm Advent International as their Operating Partner for Software.

Dr. Rajendra Singh

Dr. Singh is the Chairman, Chief Executive Officer, and together with his family, the principal owner of Telcom Ventures, LLC, a private investment firm based in Miami, Florida, specializing in telecommunications and related information technologies. Under Dr. Singh’s direction, Telcom Ventures and its affiliates have launched numerous wireless and other telecommunication systems throughout the world.

Dr. Singh and his wife, Neera Singh, were instrumental in founding or starting Appex, Inc. (a billing services firm which was sold to EDS system in 1990), Portatel (a cellular operator in Mexico), BPL (a cellular operator in India), Wireless Ventures of Brazil, Avantel (a specialized mobile radio operator in Brazil and Colombia), Infonet (a GSM operator in Venezuela), Teligent (a competitive local exchange carrier), LCC International (a consulting services company), and Mobile Satellite Ventures (a communication services provider in North America). Dr. Singh continues to play a leading role in the development and deployment of emerging wireless technologies.

Dr. Singh received his doctorate degree in electrical engineering from Southern Methodist University in 1980, his Masters of Science from the University of Maine and his Baccalaureate of Technical Science from the Indian Institute of Technology. He has a distinguished record of academic achievements beginning with a published doctoral dissertation on "Spectrum Efficient Schemes for Mobile Radio Communications” and several technical publications. As a former faculty member of both Kansas State University and City College of New York, Dr. Singh has contributed extensively to the academic and professional development of the wireless telecommunication industry.

Dr, Singh currently serves on the board of trustees of John Hopkins University School of Medicine, the board of directors of the Johns Hopkins University Applied Physics Laboratory, the board of overseers of the University of Pennsylvania School of Engineering and Applied Sciences, the board of directors of Pan IIT USA and the board of directors for the U.S. Chamber of Commerce.

Gary Meyers

Mr. Meyers has been President and CEO of FusionOps, Inc., a private company focused on cloud-based Big Data supply chain analytics serving large enterprises since April 2012.  He serves on the boards of FusionOps, Oasys Design Systems (an Electronic Design Automation or EDA firm), and Exar Semiconductor, a mixed-signal semiconductor publicly held company.  Mr. Meyers currently serves on the Compensation Committee and Audit Committee of Exar Semiconductor and has been a director at Exar since May 2008.  Mr. Meyers was also on the board of directors of Mentor Graphics Corporation from May 2011 to May 2012 and served on Mentor’s Nominating Committee.

Mr. Meyers was Vice President and General Manager, Synopsys, Inc., a public company supplying EDA software from May 2008 through April 2010. From October 2004 until its acquisition by Synopsys in May 2008, Mr. Meyers served as President and CEO of Synplicity, Inc., a publicly held company supplying EDA tools to the programmable logic market, and from January 2005 until its acquisition, as a member of the board of directors of Synplicity.

Prior to serving as President and CEO of Synplicity, Mr. Meyers was Synplicity’s President and Chief Operating Officer, and formerly Vice President of Worldwide Sales. Mr. Meyers served on the board of directors of SpiraTech Limited prior to its acquisition by Mentor Graphics Corporation.  From 1988 through 1997, Mr. Meyers also held a number of senior marketing and sales management positions at LSI Logic Corporation.  Mr. Meyers holds an MBA from UCLA, and he received his BSEE, Summa Cum Laude and with general honors, from the University of Maryland.

Daniel Ninivaggi

Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc., since April 2010, as its Chief Executive Officer, since August 2010, and as a director since March 2012. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including as General Counsel from 2003 to 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Prior to joining Lear Corporation, from 1998 to 2003, Mr. Ninivaggi was a partner with the law firm of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi also served as Of Counsel to Winston & Strawn LLP from July 2009 to March 2010. Mr. Ninivaggi has been a director of: CVR Refining GP, LLC, the general partner of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels and nitrogen fertilizer, since May 2012; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, since May 2012; Federal-Mogul Corporation, an automotive supplier, since May 2010; Viskase Companies, Inc., a meat casing company, since June 2011; and XO Holdings, Inc., a privately-held competitive provider of telecom services, since August 2010. From January 2011 to May 2012, Mr. Ninivaggi served as the Interim President and Interim Chief Executive Officer, and since January 2011, he has served as a director, of Tropicana Entertainment Inc., a company engaged in the business of owning and operating casinos and resorts. Mr. Ninivaggi was previously a director of: Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions, from December 2010 to May 2012; and CIT Group Inc., a bank holding company, from December 2009 to May 2011. CVR Refining GP, LLC, CVR Energy, Inc., CVR GP, LLC, Federal-Mogul Corporation; Viskase Companies, Inc., XO Holdings, Inc., Federal-Mogul and Tropicana Entertainment Inc. are each indirectly controlled by Carl C. Icahn. Mr. Icahn previously had interests in Motorola Mobility Holdings, Inc. and CIT Group Inc. through the ownership of securities. Mr. Ninivaggi received a B.A. in History from Columbia University in 1986, a Masters of Business Administration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991.

Jonathan Christodro

Mr. Christodoro has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since July 2012.  Mr. Christodoro is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital LP.  Prior to joining Icahn Capital LP, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP, and S.A.C Capital Advisors, LP.  Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries.  Mr. Christodoro has been a director of Herbalife Ltd., a global nutrition company, since April 2013.  Carl C. Icahn has a non−controlling interest in Herbalife through the ownership of securities.  Mr. Christodoro received an M.B.A from the University of Pennsylvania's Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management.  Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University.  Mr. Christodoro also served in the United States Marine Corps.